Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan of our report dated March 1, 2016, with respect to the consolidated financial statements of Hannon Armstrong Sustainable Infrastructure Capital, Inc. including its Annual Report (Form 10-K) for the year ended December 31, 2015 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia

August 4, 2016